SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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American Capital Agency Corp.

(Name of Registrant as Specified in its Charter)

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AMERICAN CAPITAL AGENCY CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 1, 2009

To the stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to our 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at American Capital Agency Corp., 2 Bethesda Metro Center, 14th floor, Bethesda, Maryland 20814, on Friday, May 1, 2009, at 12:00 p.m. Eastern Time, for the purposes set forth below.

1.	To elect the Board of Directors, with each director serving a one-year term and until his successor is elected and qualified;

2.	To ratify the selection of Ernst & Young LLP to serve as our independent public accountants for the year ending December 31, 2009; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 5, 2009, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment of the meeting. If you wish to vote shares held in your name or attend the Annual Meeting in person, please register in advance by emailing Investor Relations at IR@AGNC.com or by phone at (301) 968-9300. Attendance at the Annual Meeting will be limited to persons presenting proof of stock ownership on the record date and picture identification. If you hold shares directly in your name as the stockholder of record, proof of ownership could include a copy of your account statement or a copy of your stock certificate(s). If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership could include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement. Additionally, if you intend to vote your shares at the meeting, you must request a “legal proxy” from your broker, bank or other nominee and bring this legal proxy to the meeting.

We have enclosed a proxy statement, form of proxy and self-addressed envelope. Please complete, date and sign the proxy card and return it promptly in the envelope provided, which requires no postage if mailed in the United States. As detailed on the proxy card, you may also vote by telephone or on the internet. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS,

Samuel A. Flax
Executive Vice President and Secretary

March 12, 2009

Enclosures

i

AMERICAN CAPITAL AGENCY CORP.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of American Capital Agency Corp. (“AGNC,” “we” and “us”), for use at our 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 1, 2009, at 12:00 p.m. at American Capital Agency Corp., 2 Bethesda Metro Center, 14th floor, Bethesda, Maryland 20814, and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournments to the meeting. This proxy statement, the accompanying proxy card and our annual report to stockholders, which includes our annual report on Form 10-K with audited financial statements for the year ended December 31, 2008, are first being sent to our stockholders on or about March 12, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 1, 2009: This proxy statement and our annual report on Form 10-K are available on the internet at http://materialsproxyvote.com/02503X. On this site, you will be able to access this proxy statement, our annual report on Form 10-K for the fiscal year ended December 31, 2008, and any amendments or supplements to the foregoing material that is required to be furnished to stockholders.

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors and is revocable at any time prior to the voting of the proxy by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with our Secretary. In the event that you attend the Annual Meeting, you may revoke your proxy and cast your vote personally. Shares represented by valid proxies will be voted in accordance with instructions contained therein. If no specification is made, such shares will be voted FOR the election of the five director nominees and FOR the ratification of Ernst & Young LLP as our independent public accountants for the year ending December 31, 2009.

The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxies to vote in accordance with their judgment on such matters.

We will bear the cost of soliciting proxies on the accompanying form. In addition to the use of mail, our officers and manager may solicit proxies by telephone or facsimile. Upon request, we will reimburse brokers, dealers, banks, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding our proxy materials to beneficial owners of our common stock, $0.01 par value per share.

The Board of Directors has fixed the close of business on March 5, 2009, as the record date for determining the holders of our common stock entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. On the record date, there were 15,004,600 shares of our common stock outstanding. Only stockholders on the record date are entitled to vote at the Annual Meeting and such stockholders will be entitled to one vote for each share of our common stock held, which may be given in person or by proxy duly authorized in writing. The presence in person or by proxy of a majority of shares of our common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting. Shares held in a broker’s account that are voted by the broker or other nominee on some but not all matters will be treated as shares present for purposes of determining the presence of a quorum.

You may vote your shares of AGNC stock by any of the following methods:

By Telephone or the Internet — Stockholders can vote their shares via telephone or the internet as instructed in the Notice of Internet Availability of Proxy Materials. The telephone and internet procedures are designed to authenticate a stockholder’s identity, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

By Mail — Stockholders who receive a paper proxy card or request a paper proxy card by telephone or internet may elect to vote by mail and should complete, sign and date their proxy cards and mail them in the pre-addressed envelopes that accompany the delivery of paper proxy cards. Proxy cards submitted by mail must be mailed by the date listed on the proxy card or the deadline imposed by your bank, broker or other agent for your shares to be voted.

In Person — Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a “legal” proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring that proxy to the meeting.

Our principal executive offices are located at 2 Bethesda Metro Center, 14 th floor, Bethesda, Maryland 20814. Notices of revocation of proxies should be sent to that address, attention Secretary.

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to our Certificate of Incorporation, stockholders elect each of the members of the Board of Directors annually. The term of each director will expire at the Annual Meeting. Each director has been nominated by the Compensation and Corporate Governance Committee of the Board of Directors, in accordance with our Bylaws, to stand for re-election at the Annual Meeting and to hold office until our annual meeting to be held in 2010. It is expected that each of the nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. A stockholder using the enclosed form of proxy can vote for or withhold his or her vote from any or all of the nominees.

We have set forth below certain information as of March 1, 2009, with respect to each of our directors, each a nominee for election at the Annual Meeting. The business address of each nominee is American Capital Agency Corp., 2 Bethesda Metro Center, 14th floor, Bethesda, Maryland 20814.

Name and Year First Elected as a Director	Age	Background Information

NOMINEES FOR DIRECTOR

Malon Wilkus (2008)	57	Mr. Wilkus is our Chairman, President and Chief Executive Officer and the President of American Capital Agency Management, LLC, our Manager. Mr. Wilkus founded American Capital, Ltd. (“American Capital”), the indirect owner of American Capital Agency Management, LLC (“Manager”), in 1986 and has served as its Chief Executive Officer and Chairman of the Board of Directors since that time, except for the period from 1997 to 1998 during which he served as Chief Executive Officer and Vice Chairman of the Board of Directors. He also served as President of American Capital from 2001 to 2008 and from 1986 to 1999. Mr. Wilkus has also been the Chairman of European Capital Limited (LSE: ECAS), a publicly traded private equity and mezzanine fund, since its formation in 2005. In addition, Mr. Wilkus is the President of American Capital, LLC, the fund management portfolio company of American Capital. He has also served on the board of directors of over a dozen middle-market companies in various industries.

Alvin N. Puryear (2008)	71	Dr. Puryear is a management consultant who specializes in advising businesses with high-growth potential. From February 1970 to August 2007, Dr. Puryear was on the faculty of Baruch College of the City University of New York, where he was the Lawrence N. Field Professor of Entrepreneurship and Professor of Management. Prior to 1970, Dr. Puryear held executive positions in finance and information technology with the Mobil Corporation and Allied Chemical Corporation, respectively. He is also a member of the Board of Directors of the Bank of Tokyo-Mitsubishi UFG Trust Company and American Capital.

Name and Year First Elected as a Director	Age	Background Information

Morris A. Davis* (2008)	36	Dr. Davis has been an Assistant Professor in the Department of Real Estate and Urban Land Economics at the University of Wisconsin-Madison, School of Business since September 2006. He is currently on the Academic Advisory Council of the Federal Reserve Bank of Chicago and served in 2007 as a Research Associate at the Federal Reserve Bank of Cleveland. From July 2002 to August 2006, Dr. Davis was an economist at the Federal Reserve Board working in the Flow of Funds Section. From October 2001 to July 2002, he was Director of Yield Optimization at Return Buy, Inc. and from August 1998 to October 2001, Dr. Davis was an economist at the Macroeconomics and Quantitative Studies Section of the Federal Reserve Board. Dr. Davis is widely published on issues related to the U.S. housing markets and a frequent lecturer. He holds a Ph.D. in Economics from the University of Pennsylvania.

Randy E. Dobbs* (2008)	58

Mr. Dobbs has been a Senior Operating Executive at Welsh, Carson, Anderson & Stowe (“Welsh Carson”), a private equity firm, since January 2009. At Welsh Carson, Mr. Dobbs is responsible for portfolio company operational oversight, business acquisitions and equity opportunity development. From February 2005 to October 2008, he was the Chief Executive Officer of US Investigations Services, Inc. and its subsidiaries (“USIS”). USIS provides business intelligence and risk management solutions, security and related services and expert staffing solutions for businesses and federal agencies. From April 2003 to February 2005, Mr. Dobbs was President and Chief Executive Officer of Philips Medical Systems, North America, a manufacturer of systems for imaging, radiation oncology and patient monitoring, as well as information management and resuscitation products. Prior to April 2003,

Mr. Dobbs spent 27 years with General Electric Company where he held various senior level positions, including President and Chief Executive Officer of GE Capital, IT Solutions.

Larry K. Harvey* (2008)	43	Mr. Harvey has been Executive Vice President, Chief Financial Officer and Treasurer of Host Hotels & Resorts, Inc. (“Host”) since November 2007. Host is a lodging REIT (NYSE: HST). From February 2006 to November 2007, he served as Senior Vice President, Chief Accounting Officer of Host and from February 2003 to February 2006, he served as Host’s Senior Vice President and Corporate Controller. Prior to rejoining Host in February 2003, he served as Chief Financial Officer of Barceló Crestline Corporation, formerly Crestline Capital Corporation. Prior to that, Mr. Harvey was Host’s Vice President of Corporate Accounting, before the spin-off of Crestline in 1998.

*	Indicates that such director is considered an “independent director” under The NASDAQ Global Market’s marketplace rules (the “NASDAQ rules”), as determined by our Board of Directors.

Conclusion and Recommendation; Vote Required

The election of directors nominated in Proposal 1 requires the vote of a plurality of the votes of all shares of common stock present or represented and entitled to vote at the Annual Meeting. A “plurality” of votes refers to having a candidate being elected to an office by receiving more of the votes that are cast than are received by any other candidate, without considering whether the leading candidate received a majority of the votes that were cast. In the context of the election of five directors at the Annual Meeting, it will mean that the five candidates receiving the highest number of FOR votes cast will be elected, regardless of whether they received the votes of a majority of the shares of our common stock voted at the Annual Meeting. Withheld votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE NOMINEES NAMED ABOVE.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors has determined that all of the current directors, except Mr. Wilkus and Dr. Puryear, are “independent” as defined in the NASDAQ rules. The Board of Directors holds regular quarterly meetings and meets on other occasions as necessary. Certain directors also serve on the Board of Directors’ principal standing committees. Such committees, their primary functions and memberships are described below.

Audit Committee

This committee assists the Board of Directors in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm and any internal auditors.

The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm and considering the range of audit and non-audit fees. The Audit Committee’s purpose and responsibilities are more fully set forth in the committee’s charter, which was adopted by the Board of Directors on May 12, 2008, and is available in the Investor Relations section of our web site at www.AGNC.com. The committee’s meetings include, whenever appropriate, executive sessions with our independent external auditors, without the presence of management. The Audit Committee is currently composed of Dr. Davis and Messrs. Dobbs and Harvey. Mr. Harvey serves as Chairman. Each member of this committee is independent, as defined in Rule 4200(a)(15) of the NASDAQ rules. The Board of Directors has determined that Mr. Harvey is an “audit committee financial expert” (as defined in Item 401 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”)).

Compensation and Corporate Governance Committee

The committee’s principal functions are to:

•	evaluate the performance of and compensation paid by us, if any, to our executive officers;

•	evaluate the performance of our Manager;

•	review the compensation and fees payable to our Manager under the management agreement with our Manager (which is described under “Certain Transaction with Related Persons”);

•	administer our equity incentive plan; and

•	produce a report on executive compensation required to be included in our proxy statement for our annual meetings.

The committee also serves as the Board of Director’s standing nominating committee and as such performs the following functions:

•

identifying, recruiting and recommending to the Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders;

•	developing and recommending to the Board of Directors corporate governance guidelines, including the committee’s selection criteria for director nominees;

•	reviewing and making recommendations on matters involving general operation of the Board of Directors and our corporate governance;

•	recommending to the Board of Directors nominees for each committee of the Board of Directors; and

•	annually facilitating the assessment of the Board of Directors’ performance as a whole and of the individual directors and reports thereon to the Board of Directors.

The committee’s purpose and responsibilities are more fully set forth in the committee’s charter, which was adopted by the Board of Directors on May 12, 2008, and is available in the Investor Relations section of our web site at www.AGNC.com. The members of this committee are Dr. Davis and Messrs. Dobbs and Harvey. Mr. Dobbs serves as Chairman. Each member of this committee is independent, as defined in Rule 4200(a)(15) of the NASDAQ rules.

Meetings

Under our Bylaws and Delaware law, the Board of Directors is permitted to take actions at regular or special meetings and by written consent. The Board of Directors held five meetings and acted nine times by written consent during 2008. During certain Board meetings, the independent directors also met separately in executive sessions to discuss various matters, including the performance of the Company and our Manager. The Audit Committee generally meets every quarter to review the Company’s financial performance, in addition to its other responsibilities as set forth above. Since its formation in May 2008 in connection with our initial public offering (“IPO”), the Audit Committee has held two quarterly meetings, during which the committee members also met in executive sessions with our independent external auditors. All compensation matters for 2008 were determined by the full Board of Directors in connection with our IPO. As a result, the Compensation and Corporate Governance Committee did not hold any formal meetings during 2008. Each of our directors attended all of the meetings of the Board of Directors and the committees on which he served. Although we do not have a policy on director attendance at the Annual Meeting, directors are encouraged to attend the Annual Meeting.

COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation and Corporate Governance Committee during fiscal year 2008 served as an officer, former officer, or employee of ours or had a relationship disclosable under “Certain Transactions with Related Persons.” Further, during 2008, none of our executive officers served as:

•

a member of the compensation committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation and Corporate Governance Committee; or

•	a director of any other entity, one of whose executive officers or their immediate family member served on our Compensation and Corporate Governance Committee.

DIRECTOR COMPENSATION

We were organized in Delaware on January 7, 2008 and commenced operations on May 20, 2008 when our IPO of ten million common shares of common stock was completed. Mr. Wilkus and Dr. Puryear were appointed to the Board of Directors on January 9, 2008, and the independent directors were appointed to the Board of Directors on May 12, 2008 in connection with our IPO. Each independent director was paid a retainer for service on the Board of Directors during 2008 at a pro-rated annual rate of $40,000 payable quarterly in advance. In addition, the chair of our Audit Committee was paid a retainer at a pro-rated annual rate of $15,000 and the chair of our Compensation and Corporate Governance Committee was paid an annual retainer of $5,000, also pro-rated and payable quarterly in advance. During 2008, the independent directors also received a fee of $1,500 per meeting for attending Board or committee meetings and certain other Board-related functions approved by the Chairman of our Board of Directors. Independent directors are reimbursed for travel expenses incurred in connection with such Board and committee meetings and Board-related functions. Directors who are also employees or directors of American Capital or any of its affiliates, including our Manager, do not receive any compensation from us for service as a member of the Board of Directors. American Capital, however, does have a policy to pay its non-employee directors fees for serving on the boards of its portfolio companies (such as AGNC) and under this policy, Dr. Puryear received a retainer from American Capital for his service on our Board of Directors during 2008 at a pro-rated annual rate of $40,000 payable quarterly in advance, in lieu of any payment by us.

On May 20, 2008, simultaneously with the completion of our IPO, each of our independent directors received 1,500 shares of restricted common stock, which vest ratably over a three-year period, subject to their continued service on our Board of Directors. These grants were made under the American Capital Agency Corp. Equity Incentive Plan for Independent Directors described below.

The following table sets forth the compensation received by each independent director during 2008:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Morris A. Davis	41,667	5,991					47,658
Randy E. Dobbs	45,000	5,991					50,991
Larry K. Harvey	51,667	5,991					57,658

(1)	For amounts under the column “Stock Awards,” we disclose the expenses associated with the award measured in dollars and calculated in accordance with FAS 123(R), as required by SEC regulations. The

FAS 123(R) fair value per share of the restricted stock is the closing price on the date of grant, or $19.35 per share. On December 31, 2008, each of Dr. Davis and Messrs. Dobbs and Harvey had 1,500 shares of restricted stock outstanding.

Equity Incentive Plan

We have established the American Capital Agency Corp. Equity Incentive Plan for Independent Directors. This plan provides for the issuance of equity-based awards, including stock options, restricted stock, restricted stock units, unrestricted stock awards and other awards based on our common stock that may be made by us to our independent directors.

Our equity incentive plan is administered by our Board of Directors, which may delegate its authority to the compensation committee of our Board of Directors (the “plan administrator”). The plan administrator has the authority to make awards to eligible independent directors and to determine what form the awards will take and the terms and conditions of the awards. Except as provided below with respect to equitable adjustments, the plan administrator may not take any action that would have the effect of reducing the exercise or purchase price of any award granted under our equity incentive plan without first obtaining the consent of our stockholders.

An aggregate of 100,000 shares of our common stock has been reserved for issuance under the American Capital Agency Corp. Equity Incentive Plan for Independent Directors, subject to adjustment as provided below. If any shares subject to an award granted under our equity incentive plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, or if shares of our common stock are surrendered or withheld by us as payment of either the exercise price of an award and/or withholding taxes in respect of an award, the shares of common stock with respect to such award will again be available for awards under our equity incentive plan. Upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of shares of common stock as to which the award is exercised and, notwithstanding the foregoing, that number of shares will no longer be available for awards under our equity incentive plan.

In the event that the plan administrator determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger or other similar corporate transaction or event, affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under our equity incentive plan, then the plan administrator will make equitable changes or adjustments to: (i) the number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of common stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, grant price or purchase price relating to any award and (iv) the performance goals, if any, applicable to outstanding awards. In addition, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of our common stock).

Each stock option granted under our equity incentive plan has a term of no longer than 10 years, and has an exercise price that is no less than 100% of the fair market value of our common stock on the date of grant of the award. The plan administrator determines the terms and conditions of each grant of restricted stock or restricted stock units under our equity incentive plan. Restricted stock units confer on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, having a value equal to the number of shares of our common stock that are subject to the award. The holders of awards of restricted stock or restricted stock units may be entitled to receive dividends or, in the case of restricted stock units, dividend equivalents, which in either case may be payable immediately or on a deferred basis at such time as is determined by the plan administrator.

The plan administrator may determine to make grants of our common stock that are not subject to any restrictions or a substantial risk of forfeiture or to grant other stock-based awards to eligible participants, the terms and conditions of which will be determined by the plan administrator at the time of grant.

Unless otherwise determined by the plan administrator and set forth in an individual award agreement, outstanding awards under the American Capital Agency Corp. Equity Incentive Plan for Independent Directors will become fully vested, exercisable and/or payable upon termination of the independent director’s service as a director, unless such termination of service is pursuant to a removal for cause, or if we undergo a change of control.

The equity incentive plan automatically expires on May 12, 2018, the tenth anniversary of the date on which it was adopted by our Board of Directors. Our Board of Directors may terminate, amend, modify or suspend our equity incentive plan at any time, subject to stockholder approval as required by law or stock exchange rules. The plan administrator may amend the terms of any outstanding award under our equity incentive plan at any time. No amendment or termination of our equity incentive plan, or any outstanding award, may adversely affect any of the rights of an award holder without the holder’s consent.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Ernst & Young LLP has served as our independent external auditors since our IPO and, at a meeting on February 2, 2009, the Audit Committee approved the appointment of Ernst & Young LLP to audit our financial statements for 2009. This selection is subject to ratification or rejection by the stockholders. Ernst & Young LLP has no financial interest in AGNC. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Ernst & Young LLP performed various audit and other services for us during 2008. The following presents a summary of the 2008 fees billed by Ernst & Young LLP:

2008
Audit Fees	$747,405
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—

Total Fees	$747,405

Audit Fees

“Audit Fees” relate to fees and expenses billed by Ernst & Young LLP for the annual audit, including the audit of our financial statements, review of our quarterly financial statements, and comfort letters and consents related to our IPO.

All services rendered by Ernst & Young LLP were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee for 2008 in accordance with its pre-approval policy, which is available in the Investor Relations section of our web site at www.AGNC.com . The Audit Committee has established a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditors. The policy requires the Audit Committee to approve each audit or non-audit engagement or accounting project involving the independent auditors, and the related fees, prior to commencement of the engagement or project to make certain that the provision of such services does not impair the firm’s independence. The committee may delegate its pre-approval authority to one or more of its members, and such member(s) are required to report any pre-approval decisions to the Audit Committee at its next meeting. The Audit Committee has delegated authority to its Chairman to pre-approve the engagement and related fees of the independent auditor for any additional audit or permissible non-audit services. In addition, pursuant to the policy, pre-approval is not required for additional non-audit services if such services result in a de minimus amount of less than 5% of the total annual fees paid by us to the independent auditor during the fiscal year in which the non-audit services are provided, were not recognized by us at the time of engagement to be non-audit services and are reported to the Audit Committee promptly thereafter and approved prior to the completion of the audit.

Conclusion and Recommendation; Vote Required

The affirmative vote of the holders of a majority of all shares of our common stock present or represented and entitled to vote at the Annual Meeting is required to ratify the appointment of our independent auditors. Withheld votes and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC AUDITORS TO THE COMPANY.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has appointed an Audit Committee presently composed of the three independent directors, Dr. Davis and Messrs. Dobbs and Harvey, who each served on the committee during 2008. Each of the directors is independent as defined in the NASDAQ rules. The Board of Directors has determined that Mr. Harvey is an “audit committee financial expert” (as defined in Item 401 of Regulation S-K under the Securities Act).

The Audit Committee’s responsibility is one of oversight as set forth in its charter, which is available on our web site at www.AGNC.com. It is not the duty of the Audit Committee to prepare our financial statements, to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements with management and with Ernst & Young LLP, our independent auditors for 2008.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee has received from Ernst & Young LLP the written statements required by PCAOB Rule No. 3526, “Communications with Audit Committees Concerning Independence,” and has discussed Ernst & Young’s independence with Ernst & Young LLP, and has considered the compatibility of non-audit services with the auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2008, be included in our Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission. The Audit Committee also recommends the selection of Ernst & Young LLP to serve as independent public accountants for the year ending December 31, 2009.

By the Audit Committee:
Larry K. Harvey, Chairman
Morris A. Davis
Randy E. Dobbs

Use of Report of the Audit Committee

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Report of the Audit Committee is not “soliciting material” and is not to be incorporated by reference into any future filing under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

EXECUTIVE OFFICERS

The Board of Directors generally elects executive officers annually following our annual meeting of stockholders to serve until the meeting of the Board following the next annual meeting. Set forth below is certain information about each executive officer as of March 1, 2009. The business address of each executive officer is American Capital Agency Corp., 2 Bethesda Metro Center, 14th floor, Bethesda, Maryland 20814.

Name	Age	Information about Executive Officers
Malon Wilkus	57	Chairman, President and Chief Executive Officer and the President of our Manager. Further information about Mr. Wilkus may be found under “Nominees for Director” in this proxy statement.

John R. Erickson	49	Mr. Erickson has served as our Executive Vice President and Chief Financial Officer and Vice President and Treasurer of our Manager since our IPO. Mr. Erickson has served as the President, Structured Finance of American Capital since 2008 and as its Chief Financial Officer since 1998. He also held the position of Executive Vice President of American Capital from 2001 to 2008. From 1991 to 1998, Mr. Erickson was the Chief Financial Officer of Storage USA, Inc., a REIT formerly traded on the New York Stock Exchange (NYSE: SUS).

Samuel A. Flax	52	Mr. Flax has served as our Executive Vice President and Secretary and as Vice President and the Secretary of our Manager since our IPO. Mr. Flax has served as an Executive Vice President and the General Counsel, Chief Compliance Officer and Secretary of American Capital since January 2005. Mr. Flax was a partner in the corporate and securities practice group of the Washington, D.C. law firm of Arnold & Porter LLP from 1990 to January 2005. Mr. Flax also served as Of Counsel to Arnold & Porter LLP from January 2005 to December 2005. At Arnold & Porter LLP, he represented American Capital in raising debt and equity capital, advised the company on corporate, securities and other legal matters and represented the company in many of its investment transactions.

Gary Kain	44	Mr. Kain has served as our Senior Vice President and Chief Investment Officer and a Vice President of our Manager since January 2009. He is also a Senior Vice President and Managing Director of American Capital. Since joining American Capital in January 2009, Mr. Kain has also headed American Capital’s RMBS investment team. Prior to joining American Capital, Mr. Kain served as Senior Vice President of Investments and Capital Markets of Federal Home Loan Mortgage Corporation (“Freddie Mac”) since May 2008. He also served as Senior Vice President of Mortgage Investments & Structuring of Freddie Mac from February 2005 to April 2008, during which time he was responsible for managing all of Freddie Mac’s mortgage investment activities for the company’s $700 billion retained portfolio. From 2001 to 2005, Mr. Kain served as Vice President of Mortgage Portfolio Strategy at Freddie Mac. From 1995 to 2001, he served as head trader in Freddie Mac’s Securities Sales & Trading Group, where he was responsible for managing all trading decisions including REMIC structuring and underwriting, hedging all mortgage positions, income generation, and risk management. Prior to this time he served as a senior trader, responsible for managing the adjustable-rate mortgage and REMIC sectors.

Executive Compensation

We did not pay any compensation to our executive officers, nor did we make any grants of plan-based awards of any kind to them, during the period from our IPO on May 20, 2008 through December 31, 2008. None of our executive officers received any options or stock prior to December 31, 2008. We do not provide any of our executive officers with pension benefits or nonqualified deferred compensation plans. We do not have any employment agreements with any persons and are not obligated to make any payments to any of our executive officers upon termination of employment or a change in control of us.

Compensation Discussion and Analysis

We have not paid, and we do not intend to pay, any cash or equity compensation to any of our officers and we do not currently intend to adopt any policies with respect thereto. We have engaged American Capital Agency Management, LLC as our Manager pursuant to the terms of a management agreement, dated May 20, 2008. See “Certain Transactions with Related Persons” for a description of the terms of the management agreement, including the management fees payable to our Manager thereunder and our reimbursement obligations to our Manager. Under our management agreement, our Manager has agreed to provide us with a management team, including a chief executive officer, chief financial officer and chief investment officer or similar positions. Since neither we nor our Manager have any employees or separate facilities, our Manager has entered into an administrative services agreement with American Capital pursuant to which our Manager is provided with the personnel, services and resources necessary for our Manager to perform its obligations and responsibilities under the management agreement. Our officers are employees of American Capital and receive their compensation from American Capital. American Capital determines the levels of base salary and cash incentive compensation that may be earned by our officers based in part on the time required for the performance of the duties of our Manager under the management agreement and such other factors as American Capital may determine are appropriate. The fees that we pay our Manager under the management agreement are, through the distributions of our Manager’s income to its parent and, in turn, to its owner, American Capital, one of the sources of funds that American Capital uses to compensate our officers.

REPORT OF THE COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE

Our Compensation and Corporate Governance Committee reviewed and discussed with our management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on that review and discussions, our compensation committee recommends to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

By the Compensation and Corporate Governance Committee:
Randy E. Dobbs, Chairman
Morris A. Davis
Larry K. Harvey

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 4, 2009 (unless otherwise indicated), the beneficial ownership of each current director, each nominee for director, each of our executive officers, our executive officers and directors as a group and each stockholder known to management to own beneficially more than 5% of the outstanding shares of our common stock. Unless otherwise indicated, we believe that the beneficial owner set forth in the table has sole voting and investment power.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Percent of Class
Beneficial Owners of more than 5%:
American Capital, Ltd.(3)	5,000,100		33.32%
Wellington Management Company, LLP(4).	1,076,960		7.18%
Directors and Executive Officers:
Malon Wilkus	0		0%
John R. Erickson	0		0%
Alvin N. Puryear	0		0%
Morris A. Davis	1,500	(5)	*
Randy E. Dobbs	1,500	(5)	*
Larry K. Harvey	1,500	(5)	*
Directors and Executive Officers as a group (8 persons)	4,500		*

*	Less than one percent.
(1)	The address of American Capital, Ltd. and each of the executive officers and directors listed above is c/o American Capital Agency Corp., 2 Bethesda Metro Center, 14th floor, Bethesda, MD 20814.
(2)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(3)	Our Manager, American Capital Agency Management, LLC, is a wholly-owned subsidiary of American Capital, LLC, which is a wholly-owned portfolio company of American Capital.
(4)	This information is based solely on a Schedule 13G filed with the SEC on February 17, 2009 by Wellington Management Company, LLP (“Wellington”). Wellington is the beneficial owner of 1,076,960 shares, which are held of record by clients of Wellington. Wellington has the shared power to dispose of or to direct the disposition of all 1,076,960 shares and the shared power to vote or to direct the vote of 932,590 shares.
(5)	Consists of shares of restricted common stock granted to this independent director pursuant to the American Capital Agency Corp. Equity Incentive Plan for Independent Directors.

COMPANY AND STOCKHOLDER COMMUNICATIONS

Stockholders and other interested parties with questions about AGNC are encouraged to contact the Investor Relations department at (301) 968-9300. Stockholders who wish to communicate with our Board of Directors or with a particular director may send a letter to our Secretary at American Capital Agency Corp., 2 Bethesda Metro Center, 14 th floor, Bethesda, MD 20814. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s). Under this process, our Secretary reviews all such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by AGNC that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters. A copy of the Audit Committee’s procedures for the submission and handling of complaints or concerns regarding accounting, internal accounting controls or auditing matters is included in our Code of Ethics and Conduct (the “Code of Ethics”), which is published in the Investor Relations section of our web site at www.AGNC.com.

Stockholder proposals must be made in accordance with the procedures set forth in our Bylaws or the procedures set forth in Rule 14a-8 of the Exchange Act and not the procedures set forth in the preceding paragraph. Nominations for the Board of Directors proposed may only be made in accordance with the procedures set forth in our Bylaws. The procedures set forth in our Bylaws for stockholder proposals, including nominations for our Board of Directors, as well as the procedures set forth Rule 14a-8 for stockholders proposals are described in “Proposals of Stockholders” in this proxy statement.

CODE OF ETHICS AND CONDUCT

We have adopted the Code of Ethics, which requires our directors, employees (if any), executive officers (including our Chief Executive Officer and Chief Financial Officer), our Manager, the Manager’s officers, the Manager’s employees (if any) and the employees of American Capital who provide services to our Manager or to us, to abide by high standards of business conduct and ethics. The Code of Ethics is available in the Investor Relations section of our web site at www.AGNC.com. We intend to post amendments to or waivers from the Code of Ethics (to the extent applicable to our Chief Executive Officer and Chief Financial Officer) at that location on its web site. The Code of Ethics was adopted by the Board of Directors on May  12, 2008.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Related Party Transactions

American Capital is the indirect owner of our Manager. Simultaneously with the pricing of the IPO on May 14, 2008, we entered into a stock purchase agreement with American Capital pursuant to which it agreed to purchase $100 million of our common stock at the IPO price (or 5,000,000 shares) in a private placement, subject to and concurrently with the completion of the IPO. The agreement contained customary representations, covenants and conditions.

On May 20, 2008, we entered into a management agreement with our Manager, pursuant to which our Manager manages our day-to-day operations. Pursuant to this agreement, we pay our Manager a management fee equal to 1/12 of 1.25% of our month-end stockholders’ equity, adjusted to exclude the effect of any unrealized gains or losses included in either retained earnings or other comprehensive income (loss), each as computed in accordance with accounting principles generally accepted in the United States. The management fee is payable monthly in arrears. Our Manager is entitled to receive this management fee regardless of the performance of our investments. In addition, we reimburse our Manager for any expenses it incurs which are directly related to our operations (excluding employment-related expenses of our Manager’s officers and any employees who provide services to us pursuant to the management agreement).

The initial term of the management agreement expires on May 20, 2011 and is automatically renewable for one-year terms thereafter unless terminated by either us or our Manager. If we choose not to renew the management agreement, we will pay our Manager a termination fee, upon expiration, equal to three times the average annual management fee earned by our Manager during the prior 24-month period immediately preceding the most recently completed month prior to the effective date of termination. If we terminate the management agreement without cause, we may not, without the consent of our Manager, employ any employee of the Manager or any of its affiliates, including American Capital, or any person who has been employed by our Manager or any of its affiliates at any time within the two year period immediately preceding the date on which the person commences employment with us for two years after such termination of the management agreement. If we decide not to renew the management agreement without cause as a result of the determination by the majority of our independent directors that the management fee is unfair, our Manager may agree to perform its management services at fees the majority of our Board of Directors determine to be fair, and the management agreement will not terminate. Our Manager may give us notice that it wishes to renegotiate the fees, in which case we and our Manager must negotiate in good faith, and if we cannot agree on a revised fee structure at the end of the 60 day negotiation period following our receipt of our Manager’s intent to renegotiate, the agreement will terminate, and we must pay the termination fees described above. We may also terminate the management agreement with 60 days’ prior written notice for cause, without paying the termination fee, if a majority of our independent directors determine that any of the following as occurred: (i) our Manager has committed fraud, misappropriation of funds or embezzlement against us or gross negligence (including such action or inaction by our Manager which materially impairs our ability to conduct our business); (ii) our Manager has failed to provide adequate or appropriate personnel that are reasonably necessary for our Manager to identify investment opportunities for us and to manage and develop our investment portfolio if such default continues uncured for a period of 60 days after written notice thereof, which notice must contain a request that the same be remedied; (iii) our Manager has committed a material breach of any provision of the management agreement (including the failure of our Manager to use reasonable efforts to comply with the investment guidelines) if such default continues uncured for a period of 60 days after written notice thereof, which notice must contain a request that the same be remedied; (iv) our Manager has commenced any proceeding relating to its bankruptcy, insolvency, reorganization or relief of debtors or there is commenced against our Manager any such proceeding which results in an order for relief or remains undismissed for a period of 90 days; or (v) our Manager has been dissolved.

Because neither we nor our Manager have any employees, our Manager has entered into an administrative services agreement with American Capital pursuant to which our Manager is able to utilize American Capital’s employees, infrastructure, business relationships, management expertise and capital raising capabilities. However, we are neither a party to, nor a third party beneficiary under the administrative services agreement.

We and American Capital have entered into a registration rights agreement with regard to the common stock owned by American Capital upon completion of the IPO. Pursuant to the registration rights agreement, we have granted to American Capital (i) unlimited demand registration rights to have these shares registered for resale and (ii) the right to “piggy-back” these shares in registration statements we might file in connection with any future public offering so long as we retain our Manager as our manager. American Capital’s registration rights with respect to 2,500,000 of the 5,000,000 shares of common stock that it purchased in the private placement simultaneously with the IPO will only begin to apply three years after May 14, 2008. Notwithstanding the foregoing, any registration is subject to cutback provisions and we are permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods.”

We have not entered into any other transactions in which any other director or officer or stockholder of ours or our Manager has any material interest.

Related Person Transaction Policies

Our Board of Directors has adopted a policy providing that any investment transaction between American Capital or any of its affiliates and us or any of our subsidiaries requires the prior approval of a majority of our independent directors.

Our Board of Directors has also adopted a policy regarding the approval of any “related person transaction”, which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then assess and promptly communicate that information to the Compensation and Corporate Governance Committee of our Board of Directors. Based on its consideration of all of the relevant facts and circumstances, this committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to this committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

In addition, our Code of Ethics, which is reviewed and approved by our Board of Directors and provided to all our directors, officers and the persons who provide services to us pursuant to the management agreement, requires that all such persons avoid any situations or relationships that involve actual or potential conflicts of interest, or perceived conflicts of interest, between an individual’s personal interests and the interests of the company. Pursuant to our Code of Ethics, each of these persons must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to their supervisor or our Secretary. If a conflict is determined to exist, the person must disengage from the conflict situation or terminate his provision of services to us. Our chief executive officer, chief financial officer, our principal accounting officer and certain other persons who may be designated by our Board of Directors or its Audit Committee, whom we collectively refer to as our financial executives, must consult with our Secretary with respect to any proposed actions or arrangements that are not clearly consistent with our Code of Ethics. In the event that a financial executive wishes to engage in a proposed action or arrangement that is not consistent with our Code of Ethics, the executive must obtain a waiver of the relevant provisions of our Code of Ethics in advance from our Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of our common stock report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, The NASDAQ Global Market and to us. Based solely on a review of the written statements and copies of such reports furnished to us by our executive officers, directors and greater than 10% beneficial owners, we believe that during fiscal 2008 all Section 16(a) filing requirements applicable to our executive officers, directors and beneficial owners of 10% or more of our common stock were timely satisfied.

PROPOSALS OF STOCKHOLDERS

Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by our Compensation and Corporate Governance Committee and our Board of Directors. If a stockholder intends to present a proposal at the 2010 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, in order for such stockholder proposal to be included in our proxy statement for that meeting, the stockholder proposal must be received by our Secretary at American Capital Agency Corp., 2 Bethesda Metro Center, 14th floor, Bethesda, Maryland 20814, on or before November 11, 2009. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our proxy statement and proxy card relating to such meeting. Such proposals should be submitted by certified mail, return receipt requested. Nothing in this paragraph shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.

In order for a stockholder proposal submitted outside of Rule 14a-8, including any nominations for the Board of Directors made by stockholders, to be considered at the 2010 annual meeting of stockholders, such proposal must be made by written notice (setting forth the information required by our Bylaws) and received by our Secretary not less than sixty and not more than ninety days in advance of an annual meeting.

METHOD OF COUNTING VOTES

All duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card except that if no choice is specified, shares will be voted FOR the election of all nominees for director. Abstentions, withheld votes and “broker non-votes” will be counted as present for purposes of determining a quorum. Abstentions are not counted either “for” or “against” the proposals presented to the stockholders and withheld votes do not count against the election of directors. A “broker non-vote” occurs when a nominee holding shares on behalf of a beneficial owner has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on certain proposals. In tabulating the voting results on a particular proposal, shares that constitute broker non-votes are not entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of the proposals.

FINANCIAL STATEMENTS AVAILABLE

A copy of our 2008 Annual Report on Form 10-K containing audited financial statements accompanies this proxy statement. Such financial statements are hereby incorporated herein by reference.

ALONG WITH THIS PROXY STATEMENT, WE WILL PROVIDE TO EACH STOCKHOLDER A COPY (WITHOUT EXHIBITS, UNLESS OTHERWISE REQUESTED) OF OUR ANNUAL REPORT ON FORM 10-K REQUIRED TO BE FILED WITH THE SEC FOR THE YEAR ENDED DECEMBER 31, 2008. COPIES OF THIS DOCUMENT MAY ALSO BE ACCESSED ELECTRONICALLY BY MEANS OF THE SEC’S HOME PAGE ON THE INTERNET AT HTTP://WWW.SEC.GOV. THE ANNUAL REPORT ON FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

OTHER MATTERS

The Board of Directors does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board of Directors or others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

Proxy - American Capital Agency Corp.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS OF AMERICAN CAPITAL AGENCY CORP.

TO BE HELD ON MAY 1, 2009.

The undersigned hereby appoints Samuel A. Flax and Cydonii V. Fairfax and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Stockholders to be held at American Capital Agency Corp., 2 Bethesda Metro Center, 14th floor, Bethesda, Maryland 20814, on Friday, May 1, 2009, at 12:00 p.m. Eastern Time, and any adjournments thereof.

This proxy is revocable and your shares will be voted in accordance with your instructions. If no choice is specified, this proxy will be voted FOR the election of all nominees for Director and for the other proposal listed below.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

AMERICAN CAPITAL AGENCY CORP.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

☒	Please mark

votes as in

this example

1.	Election of Directors. Nominees: Malon Wilkus Alvin N. Puryear Morris A. Davis Randy E. Dobbs Larry K. Harvey	☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD from all nominees	☐	For all EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.
FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

							FOR	AGAINST	ABSTAIN

2.	Ratification of appointment of Ernst & Young LLP as independent auditor for the year ending December 31, 2009.						☐	☐	☐

3.	The proxies are authorized to vote in their discretion on any matter that may properly come before said meeting or any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

Please sign exactly as your name appears on your stock certificate. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

PLEASE SIGN HERE AND RETURN PROMPTLY.

Signature:	Date:	Signature:	Date: